Exhibit 99.1

H.B. Fuller Board Unanimously Rejects Second Unsolicited, Non-Binding Proposal for Building Adhesive Solutions Segment

Announces market check for select market segments

ST. PAUL, Minn.--(BUSINESS WIRE)-- H.B. Fuller Company (“H.B. Fuller” or “the Company”) (NYSE: FUL), the world’s largest pureplay adhesives company, today announced that following a thorough review supported by independent financial and legal advisors, its Board of Directors has unanimously rejected Ancora’s second unsolicited, non-binding proposal to acquire its Building Adhesive Solutions (“BAS”) business for between $1.2 billion and $1.4 billion in cash.

The Board determined that the modest offer price increase does not adequately capture the value of the BAS business, including its organic growth momentum, the significant role it plays within H.B. Fuller’s broader platform, and the upside inherent in it from Project Quantum Leap. The Board also considered that the offer continued to lack key details, leaving the Board to conclude the terms to be highly conditional.

H.B. Fuller’s Board continues to evaluate all opportunities to maximize value for all shareholders. To that end, the Company has determined it will conduct a market check involving select market segments and product lines that are less integral to its portfolio and strategy, with the intent to use any proceeds towards deleveraging. As part of this process, the Company will carefully consider the feasibility of separating certain market segments, including any stranded costs, tax implications, dis-synergies, and impact to execution of Project Quantum Leap.

H.B. Fuller expects to complete this market check by year end 2026.

About H.B. Fuller

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Investors:
Scott Jensen
investors@hbfuller.com

Media:
Nick Capuano / Liz Cohen
Kekst CNC
Keksthbfuller@kekstcnc.com

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of catastrophic events on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; the impact of shareholder activism and a potential proxy contest; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.